EXHIBIT 10.1

AMENDMENT NO. 2
This AMENDMENT NO. 2, dated as of April 20, 2016 (this “Amendment”), amends (i) the Amended and Restated Credit Agreement, dated as of June 18, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among CONSOL Energy Inc. (the “Borrower”), the guarantors party thereto, the lenders and agents party thereto and PNC Bank, National Association, as administrative agent (the “Administrative Agent”) and (ii) the Amended and Restated Security Agreement, dated as of June 18, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”), by and among the Borrower, the guarantors party thereto and PNC Bank, National Association, as collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement as amended by this Amendment.
WITNESSETH
WHEREAS, the Borrower desires to amend the Credit Agreement and the Security Agreement on the terms set forth herein;
WHEREAS, PNC Capital Markets LLC is acting as sole lead arranger and sole bookrunner for this Amendment; and
WHEREAS, the contemplated amendments require the consent of the Required Lenders under the Credit Agreement.
NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:
1.Credit Agreement Amendments. Effective as of the Amendment No. 2 Effective Date:
(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:
“Amendment No. 2” shall mean that certain Amendment No. 2 to this Agreement, dated the Amendment No. 2 Effective Date, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
“Amendment No. 2 Effective Date” shall mean April 20, 2016.
“Applicable Account” shall mean a Deposit Account (other than an Excluded Account), a Securities Account or a Commodity Account.
“Balance Sheet Cash” shall mean cash, Temporary Cash Investments and any other amounts of the Borrower and its Restricted Subsidiaries that would be reflected as “cash and cash equivalents” on a consolidated balance sheet of the Borrower and its

Subsidiaries, excluding any and all escrowed funds associated with the sale of the Buchanan Mine and related metallurgical coal assets to Coronado IV LLC.
“Commodity Account” shall mean any “commodity account” as defined in the UCC in effect in the State of New York from time to time.
“CONE Entities” shall mean (i) CONE Midstream Partners LP, a Delaware limited partnership, (ii) CONE Gathering, LLC, a Delaware limited liability company, (iii) Subsidiaries of the foregoing and (iv) successors of the foregoing.
“Control Agreement” shall mean a control agreement among the Collateral Agent, the depository bank, the securities intermediary or commodities counterparty, the other parties thereto and the applicable Loan Party, establishing the Collateral Agent’s control with respect to the applicable Deposit Account, Securities Account or Commodities Account, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
“Deposit Account” shall mean any “deposit account” as defined in the UCC in effect in the State of New York from time to time and shall specifically include any account with a deposit function.
“Excluded Account” shall mean a Deposit Account (i) which is used solely for making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, bonuses, benefits and expense reimbursements), (ii) which is used solely for paying or remitting taxes, including sales taxes, (iii) which is used solely as an escrow account or as a fiduciary or trust account, in each case, for the benefit of unaffiliated third parties or (iv) the aggregate average daily balance in which (in each case determined for the most recently completed calendar month) does not at any time exceed $3,000,000 in the aggregate for all such Deposit Accounts.
“Permitted Account Counterparty” shall have the meaning specified in Section 8.1.21(b).
“PV10” shall mean the present worth of future net income, discounted to present value at the simple interest rate of ten percent (10%) per year.
“Securities Account” shall mean any “securities account” as defined in the UCC in effect in the State of New York from time to time.
(b)    The definition of “Proved Gas Collateral” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:
““Proved Gas Collateral” shall mean (i) Proved Reserves that constitute no less than 85% of the total present value of all Proved Reserves included in the Borrowing Base as such present values are determined in accordance with the most recent Reserve

Report, together with as-extracted collateral related to such Proved Reserves and (ii) Proved Developed Producing Reserves that constitute no less than 80% of the PV10 value of all Proved Developed Producing Reserves included in the Borrowing Base as such values are determined in accordance with the most recent Reserve Report, together with as-extracted collateral related to such Proved Developed Producing Reserves.”
(c)    Section 2.9(d) of the Credit Agreement is hereby amended by adding the following at the end thereof:
“The Borrowing Base shall be adjusted in conformity with Section 2.9(c) contemporaneously with the Disposition in one or more transactions after the Amendment No. 2 Effective Date by any Loan Party to one or more Persons (other than another Loan Party), of Equity Interests of any CONE Entity directly owned by such Loan Party with an aggregate value exceeding 5% of the Borrowing Base then in effect (whether directly or indirectly by means of the sale of Equity Interests in a Loan Party that is a Subsidiary of the Borrower).”
(d)    Section 6.11(b) of the Credit Agreement is hereby amended by adding the following before the period of the second sentence:
“; provided that Schedule 1.1(R) shall be updated within sixty (60) days of the Amendment No. 2 Effective Date (or such longer period as the Administrative Agent may agree in its discretion; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders), and upon delivery will set forth a complete and accurate list as of the Amendment No. 2 Effective Date of (x) Proved Reserves that constitute no less than eighty-five percent (85%) of the total present value of all Proved Reserves included in the Borrowing Base, (y) Proved Developed Producing Reserves that constitute no less than eighty percent (80%) of the PV10 value of all Proved Developed Producing Reserves included in the Borrowing Base and (z) Coal Assets that are encumbered by a Mortgage.”
(e)    Section 7.2 of the Credit Agreement is hereby amended to add the following before the period at the end thereof:
“; and
(e)    the aggregate amount of Balance Sheet Cash will not exceed $150,000,000”.
(f)    Section 8.1.17(a) of the Credit Agreement is hereby amended by adding the following before the period thereof at the end thereof:
“;
(v)    within sixty (60) days of the Amendment No. 2 Effective Date (or such longer period as the Administrative Agent may agree in its discretion; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders), in any Real Property listed on Schedule 1.1(R) that is not subject to a Mortgage as of the Amendment No. 2 Effective Date, including delivery to the Administrative Agent of a Mortgage with respect thereto, local counsel opinions with respect thereto as reasonably requested by the Administrative Agent, a “Life-of-Loan” flood hazard determination with respect thereto, and evidence of flood insurance in compliance with the Flood Laws, as applicable; and
(vi)    on the Amendment No. 2 Effective Date, in all Equity Interests of any CONE Entity owned by a Loan Party”.
(g)    Section 8.1.17(b)(xii) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:
“(xii)    Equity Interests of (x) any Excluded Subsidiary (other than a Foreign Subsidiary, a CFC Holdco or any CONE Entity), (y) any Unrestricted Subsidiary or (z) any Person that is not a Subsidiary (other than any CONE Entity);”.
(h)    Section 8.1.17(b) of the Credit Agreement is hereby amended by adding the following at the end thereof:
“Notwithstanding anything set forth herein or in the other Loan Documents to the contrary, the Equity Interests of the CONE Entities shall not constitute Excluded Assets.”
(i)    Section 8.1.18(a) of the Credit Agreement is hereby amended to add the following before the period in the last sentence:
“; provided that with respect to the Reserve Report as of December 31, 2015 and for each Reserve Report required to be delivered thereafter, the Borrower will deliver the Required Title Information covering enough of the Proved Reserves and Proved Developed Producing Reserves included in the Borrowing Base Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with the Required Title Information previously delivered to the Administrative Agent, the Required Title Information on at least (x) 85% of the total present value of the Proved Reserves and (y) 80% of the PV10 value of the Proved Developed Producing Reserves included in the Borrowing Base Properties evaluated by such Reserve Report; provided that the deadline for delivery of the Required Title Information with respect to the Proved Reserves and Proved Developed Producing Reserves included in the Borrowing Base Properties evaluated by the Reserve Report as of December 31, 2015 shall be sixty (60) days after the Amendment No. 2 Effective Date (or such later date as the Administrative Agent may agree in its discretion; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders)”.
(j)    Section 8.1.18(b) of the Credit Agreement is hereby amended by replacing “75%” therein with “(x) 85%” and inserting “and (y) 80% of the PV10 value of the Proved Developed

Producing Reserves” after “Proved Reserves” and before “included” at the end of clause (iii) therein.
(k)    Section 8.1.18(c) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:
“(c)    If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the sixty (60) day period or the Borrower does not comply with the requirements to provide the Required Title Information covering (x) 85% of the total present value of the Proved Reserves and (y) 80% of the PV10 value of the Proved Developed Producing Reserves, such default shall not be an Event of Default, but instead the Syndication Agent and/or the Required Borrowing Base Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Syndication Agent or the Required Borrowing Base Lenders. To the extent that the Syndication Agent or the Required Borrowing Base Lenders are not satisfied with title to any Proved Gas Collateral after the sixty (60) day period has elapsed, such unacceptable Proved Gas Collateral shall not count towards the requirement in clause (x) or (y) above, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Borrowing Base Lenders to cause the Borrower to be in compliance with the requirement to provide the Required Title Information on (x) 85% of the total present value of the Proved Reserves and (y) 80% of the PV10 value of the Proved Developed Producing Reserves included in the Borrowing Base Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.”
(l)    Section 8.1.20 of the Credit Agreement is hereby amended by adding “(a)” prior to the first sentence thereof and adding the following at the end thereof:
“(b)    Within sixty (60) days of the Amendment No. 2 Effective Date (or such longer period as the Administrative Agent may agree in its discretion; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders), the Borrower shall deliver an updated Schedule 1.1(R) that sets forth a complete and accurate list as of the Amendment No. 2 Effective Date of (i) Proved Reserves that constitute no less than eighty-five percent (85%) of the total present value of all Proved Reserves included in the Borrowing Base, (ii) Proved Developed Producing Reserves that constitute no less than eighty percent (80%) of the PV10 value of all Proved Developed Producing Reserves included in the Borrowing Base and (iii) Coal Assets that are encumbered by a Mortgage.
(c)    Within the time period and to the extent set forth therein, the Borrower shall, and shall cause its Subsidiaries to, comply with the requirements in Section 3.2(a) of the Security Agreement with respect to the Equity Interests of the CONE Entities.”

(m)    Section 8.1 of the Credit Agreement is hereby amended by adding the following Section 8.1.21 at the end thereof:
“8.1.21        Accounts.
(a)    As of the Amendment No. 2 Effective Date, no Loan Party has any Deposit Accounts, Commodities Accounts or Securities Accounts other than the accounts listed on Schedule 8 to the Perfection Certificate Supplement, which schedule indicates for each account whether such account is an Excluded Account and the reason for the exclusion, if any. No Loan Party shall establish or maintain an Applicable Account unless it is subject to a Control Agreement; provided that (i) in the case of any Applicable Account acquired pursuant to a Permitted Acquisition (and which Applicable Account was not established in contemplation of such acquisition), so long as such acquiring Loan Party provides the Administrative Agent with written notice of the existence of such Applicable Account within five (5) Business Days following the date of such acquisition (or such later date as the Administrative Agent may agree in its sole discretion), such Loan Party will have sixty (60) days following the date of such acquisition (or such later date as the Administrative Agent may agree in its discretion; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders) to subject such Applicable Account to a Control Agreement and (ii) with respect to any Applicable Account maintained by a Loan Party as of the Amendment No. 2 Effective Date, the Loan Parties shall cause such Applicable Account to be subject to Control Agreements within sixty (60) days of the Amendment No. 2 Effective Date (or such later date as the Administrative Agent may agree in its discretion; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders). Other than accounts as to which the time limit set forth in the proviso in the immediately preceding sentence has not expired, none of the Loan Parties will deposit or maintain Collateral (including the proceeds thereof) in a Deposit Account (other than an Excluded Account), Securities Account or Commodities Account that is not subject to a Control Agreement.
(b)    Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, at all times its Applicable Accounts with the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender (a “Permitted Account Counterparty”); provided that in the case of any Applicable Account (i) acquired pursuant to a Permitted Acquisition (and which Applicable Account was not established in contemplation of such acquisition) and not maintained with a Permitted Account Counterparty, or (ii) existing as of the Amendment No. 2 Effective Date, the foregoing prohibition shall not apply until the date which is sixty (60) days after such Permitted Acquisition or the Amendment No. 2 Effective Date, as applicable (or such later date as the Administrative Agent may agree in its discretion; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders).”
(n)    Section 8.2.7 of the Credit Agreement is hereby amended by adding the following before the period at the end thereof:

“and (iii) in the case any Disposition of any Equity Interests of a CONE Entity (other than to a Loan Party), (x) all of the Consideration therefor received in the form of cash or Temporary Cash Investments shall be used, within one Business Day of the receipt thereof, to prepay the Loans (to the extent of the aggregate amount of Loans outstanding at such time), (y) all other Consideration received therefor shall be pledged to the Collateral Agent for the benefit of the Secured Parties in a manner reasonably acceptable to the Administrative Agent and (z) the Borrower shall comply with Section 2.9(d).
(o)    Section 8.2 of the Credit Agreement is hereby amended by adding the following Section 8.2.17 at the end thereof:
“8.2.17        Anti-Hoarding.
The Borrower will not permit the aggregate amount of Balance Sheet Cash to exceed $150,000,000 for a period of two (2) consecutive Business Days. If any Loans are outstanding and the aggregate amount of Balance Sheet Cash exceeds $150,000,000 for a period of two (2) consecutive Business Days, then not later than the following Business Day, the Borrower shall prepay the Loans in an amount equal to the lesser of (i) the outstanding amount of the Loans at such time and (ii) the aggregate amount of Balance Sheet Cash in excess of $150,000,000 on such second Business Day. Such prepayment may be waived, extended or amended with the consent of the Required Lenders and the Borrower.”
(p)    Section 8.3.8(c) of the Credit Agreement is hereby amended by replacing “75%” therein with “(x) 85%” and inserting “and (y) 80% of the PV10 value of the Proved Developed Producing Reserves” after “Proved Reserves” and before “included” at the end of clause (ii) therein.
(q)    Section 10.10(a)(i)(A) of the Credit Agreement is hereby amended by replacing “(other than, with respect to CNX Gas, a pledge of its Capital Stock or equity interests directly owned by any Loan Party)” with “(other than, with respect to each of CNX Gas and the CONE Entities, a pledge of its Equity Interests directly owned by any Loan Party)”.
(r)    Exhibit 1.1(P)(2) of the Credit Agreement is hereby amended and restated in the form attached hereto with the corresponding exhibit number.
2.    Security Agreement Amendments. Effective as of the Amendment No. 2 Effective Date:
(a)    The proviso in the definition of “Pledged Securities” in Section 1.1 of the Security Agreement is hereby amended by replacing “(other than a Foreign Subsidiary or a CFC Holdco)” with “(other than a Foreign Subsidiary, a CFC Holdco or a CONE Entity)”.
(b)    Section 3.2(a) of the Security Agreement is hereby amended by adding before the period of the last sentence thereof: “; provided that, solely with respect to the Equity Interests of the CONE Entities, (x) the relevant Pledgor shall have sixty (60) days after the Amendment No. 2 Effective Date (or such longer period as may be agreed by the Collateral Agent; provided that any extension of more than thirty (30) additional days shall require the consent of the Required Lenders) to comply with clauses (i) and (ii), and (y) the inability to comply with clauses (i) and (ii) shall not result in a Default so long as the Borrower and the relevant Pledgor shall have used all commercially reasonable efforts to comply with such clauses”.
3.    Conditions Precedent. This Amendment shall be effective upon satisfaction of each of the following conditions (the date of such effectiveness, the “Amendment No. 2 Effective Date”):
(a)    Execution and Delivery of Amendment. The Borrower, the Guarantors and the Administrative Agent and the Collateral Agent shall have executed and delivered this Amendment, and the Administrative Agent shall have received consents, in the form attached hereto as Exhibit A (each, a “Consent”), executed and delivered by the Required Lenders.
(b)    Equity Interests of the CONE Entities. The Borrower shall have executed and delivered to the Administrative Agent (i) a Securities Pledge Amendment in the form attached as Exhibit 2 to the Security Agreement and (ii) any certificates and instruments of transfer required under Section 3.1 and Section 3.2 to the Security Agreement, in each case evidencing the pledge of the Equity Interests of the CONE Entities.
(c)    Perfection Certificate Update. The Borrower shall have executed and delivered to the Administrative Agent a Perfection Certificate Supplement (as amended by this Amendment) containing updated Schedules 4 and 8 to the Perfection Certificate.
(d)    Officer’s Certificate. The representations and warranties of each of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except (i) that any representation and warranty that is already qualified as to materiality shall be true and correct in all respects as so qualified and (ii) representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of each of the Loan Parties, dated the Amendment No. 2 Effective Date and signed by a Responsible Officer or Authorized Officer of each of the Loan Parties, to each such effect.
(e)    Borrowing Base Redetermination. The Required Borrowing Base Lenders shall have approved the Borrowing Base of $2,000,000,000 with respect to the Reserve Report as of December 31, 2015 in accordance with Section 2.9(c) of the Credit Agreement.

(f)    Fees and Expenses. All fees and expenses payable on or before the Amendment No. 2 Effective Date by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Amendment shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
4.    Full Force and Effect; Reaffirmation. All of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect except, in each case, as expressly modified by this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement as of the Amendment No. 2 Effective Date and all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Each Loan Party, by its signature below, hereby affirms and confirms (i) its obligations under each of the Loan Documents to which it is a party and (ii) its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations.
5.    Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.
6.    Severability. If any term of this Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Amendment or any other application of such term shall in no way be affected thereby.
7.    Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendments to the Loan Documents contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to such amendments. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.
8.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles. The provisions of Section 11.11.2 through 11.11.5 of the Credit Agreement shall apply to this Amendment mutatis mutandis.
9.    General Release; Indemnity.
(a)    In consideration of, among other things, the Administrative Agent’s and the Lenders’ execution and delivery of this Amendment, the Borrower and each other Loan Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Secured Parties in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Amendment No. 2 Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Credit Agreement or any Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith and (ii) any aspect of the dealings or relationships between or among the Borrower and the other Loan Parties, on the one hand, and any or all of the Secured Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Amendment, the Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 9 shall survive the termination of this Amendment, the Credit Agreement, the Loan Documents and payment in full of the Obligations.
(b)    The Borrower and each other Loan Party hereby agrees that the Releasees shall each be an Indemnitee and entitled to the benefits of Section 11.3.2 of the Credit Agreement, including, without limitation, with respect to any Claims arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed and/or delivered in connection therewith.
(c)    The Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee, and will not assert in any proceeding any counterclaim or crossclaim against any Releasee, in each case on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to Section 9(a) hereof. If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and each other Loan Party, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

CONSOL ENERGY INC.
By: /s/ Stephen W. Johnson
Name:    Stephen W. Johnson
Title:    Executive Vice President and
Chief Administrative Officer

[Signature Page to Amendment No. 2 to CONSOL Amended and Restated Credit Agreement]

GUARANTORS:

CONSOL Financial Inc.
AMVEST Coal & Rail, L.L.C.
CNX Marine Terminals Inc.
CONSOL Energy Sales Company
Vaughan Railroad Company
AMVEST Coal Sales, Inc.
CONSOL Energy Holdings LLC VI
CONSOL of Kentucky Inc.
Consol Pennsylvania Coal Company LLC
Fola Coal Company, L.L.C.
Glamorgan Coal Company, L.L.C.
TEAGLE Company, L.L.C.
TECPART Corporation
Terry Eagle Limited Partnership
AMVEST Gas Resources, Inc.
AMVEST Oil & Gas, Inc.
Leatherwood, Inc.
MTB LLC
Terra Firma Company
Wolfpen Knob Development Company
AMVEST Corporation
AMVEST Mineral Services, Inc.
AMVEST Minerals Company, L.L.C.
AMVEST West Virginia Coal, L.L.C.
Braxton-Clay Land & Mineral, Inc.
CONSOL of Canada Inc.
CONSOL of Central Pennsylvania LLC
CONSOL of Ohio LLC
CNX Water Assets LLC
Little Eagle Coal Company, L.L.C.
Nicholas-Clay Land & Mineral, Inc.
Peters Creek Mineral Services, Inc.
Terry Eagle Coal Company, L.L.C.
Helvetia Coal Company
Island Creek Coal Company
Laurel Run Mining Company
Windsor Coal Company
Conrhein Coal Company
CNX Land LLC
CNX RCPC LLC
CONSOL Amonate Facility LLC
CONSOL Amonate Mining Company LLC
CONSOL Mining Company LLC
CONSOL Mining Holding Company LLC
Paros Corp.
R&PCC LLC
CNX Gas Corporation
CNX Gas Company LLC
Cardinal States Gathering Company
Knox Energy, LLC
Coalfield Pipeline Company
MOB Corporation
Panda Bamboo Holdings, Inc.

[Signature Page to Amendment No. 2 to CONSOL Amended and Restated Credit Agreement]

By: /s/ Stephen W. Johnson
Name:    Stephen W. Johnson
Title:    Authorized Signatory for each of the     Guarantors

[Signature Page to Amendment No. 2 to CONSOL Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as Collateral Agent and Issuing Lender

By: /s/ James P. O’Brien
Name: James P. O’Brien
Title: Vice President

[Signature Page to Amendment No. 2 to CONSOL Amended and Restated Credit Agreement]

EXHIBIT A

CONSENT TO AMENDMENT NO. 2
CONSENT (this “Consent”) to Amendment No. 2 (the “Amendment”) to (i) the certain Credit Agreement, dated as of June 18, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among CONSOL Energy Inc. (the “Borrower”), the guarantors party thereto, the lenders and agents party thereto and PNC Bank, National Association, as administrative agent (the “Administrative Agent”) and (ii) the certain Amended and Restated Security Agreement, dated as of June 18, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”), by and among the Borrower, the guarantors party thereto and PNC Bank, National Association, as collateral agent (the “Collateral Agent”).

The undersigned Lender hereby consents to the Amendment.

________________________________________,
(Name of Institution)
By:
Name:
Title:
If a second signature is necessary:
By:
Name:
Title:

[Consent to Amendment No. 2 to CONSOL Amended and Restated Credit Agreement]

Exhibit 1.1(P)(2)

[See attached]

EXHIBIT 1.1(P)(2)
FORM OF
PERFECTION CERTIFICATE SUPPLEMENT

This Perfection Certificate Supplement, dated as of [        ], 201[  ] is delivered pursuant to Section 8.3.7(d) of that certain Credit Agreement dated as of June [        ], 2014 (the “Credit Agreement”) among CONSOL ENERGY INC., a Delaware corporation (the “Borrower”), the Guarantors party thereto (collectively, the “Guarantors”), certain other parties thereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.
As used herein, the term “Companies” means the Borrower and each of the Guarantors.
The undersigned, the [                   ] of the Companies, hereby certify (in my capacity as [                   ] and not in my individual capacity) to the Collateral Agent and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any Perfection Certificate Supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:
1.    Names. Except as listed in Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y) each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

•
Current Locations. Except as listed in Schedule 2 attached hereto and made a part hereof, the chief executive office and the preferred mailing address (if different than the chief executive office) of each Company is located at the address set forth in Schedule 2 of the Prior Perfection Certificate.

•
Real Property. Except as listed in Schedule 3 attached hereto and made a part hereof, Schedule 3 to the Prior Perfection Certificate is a list of (i) all real property encumbered or to be encumbered by a Mortgage and fixture filing, which real property includes Proved Reserves that constitute no less than 75% of the total present value of all such Proved Reserves included in the Borrowing Base and all Coal Assets that are currently pledged under the Existing CNX Gas Credit Agreement or the Existing CONSOL Credit Agreement (such real property, the “Mortgaged Property”), (ii) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon which are included in the Collateral) and (iii) other information relating thereto required by such Schedule 3. The Companies hereby certify that other than as set forth on Schedule 3, no Mortgaged Property has any “Building” (as such terms are defined in Schedule 3) which is included in the Collateral located on it.

CG&R Draft    Last Saved: 04/20/2016 5:15 pm

•
Stock Ownership and Equity Interests. Except as listed in Schedule 4 attached hereto and made a part hereof, Schedule 5 to the Prior Perfection Certificate is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement.

•
Instruments and Tangible Chattel Paper. Except as listed in Schedule 5 attached hereto and made a part hereof, Schedule 5 to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness with a value in excess of $2,000,000 held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under the Security Agreement.

•	Intellectual Property.
Except as listed in Schedule 6(a) attached hereto and made a part hereof, Schedule 6(a) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each Patent or Trademark owned by each Company.
Except as listed in Schedule 6(b) attached hereto and made a part hereof, Schedule 6(b) to the Prior Perfection Certificate is a schedule setting forth all of each Company’s United States Copyrights (each as defined in the Security Agreement) applied for or registered with the United States Copyright Office, including the name of the registered owner and the registration number of each Copyright owned by each Company.

•
Commercial Tort Claims. Except as listed in Schedule 7 attached hereto and made a part hereof, Schedule 7 to the Prior Perfection Certificate is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Security Agreement.

•
Accounts. Except as listed in Schedule 8 attached hereto and made a part hereof, Schedule 8 to the Prior Perfection Certificate (if applicable) sets forth the true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Credit Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a Control Agreement pursuant to the Credit Agreement and, if not, the reason that such Deposit Account is an Excluded Account.

[The Remainder of this Page has been intentionally left blank]

CG&R Draft    Last Saved: 04/20/2016 5:15 pm

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of this [ ] day of [ ], 2014.
CONSOL ENERGY INC.

By:	Name: Title:
GUARANTORS:

CG&R Draft    Last Saved: 04/20/2016 5:15 pm

Schedule 1(a)
Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Identification Number	Federal Taxpayer Identification Number	Jurisdiction of Formation

CG&R Draft    Last Saved: 04/20/2016 5:15 pm

Schedule 2
Chief Executive Offices

Company/Subsidiary	Address	County	State

CG&R Draft    Last Saved: 04/20/2016 5:15 pm

Schedule 3
Mortgaged Property

Entity of Record	Common Name, Address and Tax Parcel ID No(s)	Purpose/Use	Improvements Located on Real Property (including number of “Buildings”)	Legal Description (if Encumbered by Mortgage and/or Fixture Filing)
[ ]	[ ] [COUNTY, STATE, ZIP CODE] [Tax Parcel ID No(s)]	[ ]	[ ]	[See Schedule A to Mortgage and/or fixture filing encumbering this property.]

Schedule 4
Stock Ownership and Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 5
Instruments and Tangible Chattel Paper
1.    Promissory Notes:

Payee	Payor	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Yes/No]

2.    Chattel Paper:

Description	Pledged [Yes/No]

Schedule 6(a)
Patents and Trademarks
UNITED STATES PATENTS:
Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:
Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Schedule 6(b)
Copyrights
UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Schedule 7
Commercial Tort Claims

Description	Pledged [Yes/No]

Schedule 8
Deposit Accounts

Name of Grantor	Description of Deposit Account	Account Number	Name of Bank	Subject to Control Agreement (Y/N) / Reason for Excluded Account

Securities Accounts

Name of Grantor	Description of Security Account	Account Number	Name of Bank	Subject to Control Agreement (Y/N)

Commodity Accounts

Name of Grantor	Description of Commodity Account	Account Number	Name of Bank	Subject to Control Agreement (Y/N)

CG&R Draft    Last Saved: 04/20/2016 5:15 pm